EXHIBIT 3.2

                          THE RESERVE PETROLEUM COMPANY
                                 RESTATED BYLAWS

                          AS AMENDED NOVEMBER 16, 2004

      These Restated Bylaws only restate and integrate and do not further amend the Bylaws of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of these Restated Bylaws.

                                    ARTICLE I

                                     OFFICES

      Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. The corporation may also have offices in such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

      Section 1. All meetings of the stockholders for the election of directors or for the conduct of other business shall be held in the offices of The Reserve Petroleum Company, in the City of Oklahoma City, State of Oklahoma, or at such other place either, within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual meetings of stockholders, shall be held on the fourth Tuesday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 4. The officer who has charge of the stock ledger if the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

      Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, at the offices of The Reserve Petroleum Company, in the City of Oklahoma City, State of Oklahoma. The list shall also be produce and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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      Section 5.  Special  meetings of the  stockholders,  for any  purpose,  or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than thirty days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting

      Section 8. Upon adjournment of a meeting for lack of a quorum, if notice of such adjourned meeting is sent to the stockholders entitled to receive the same, containing a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum and specifying that pursuant to this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting, unless otherwise provided by statute.

      Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 10. Each stockholder entitled to vote at every meeting, as provided in Section 5 of Article VI of these Bylaws, shall be entitled to vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after one year from its date, unless the proxy provides for a longer period.

      Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


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                                   ARTICLE III

                                    DIRECTORS

      Section 1. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than fifteen (15). The number of directors shall be determined by resolution of the board of directors, subject to change by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. The board of directors by vote of the majority of the whole board, may, between annual meetings of stockholders, increase the membership of the board by not more than four members and by like vote appoint qualified persons to fill the vacancies created thereby. Directors need not be stockholders.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), and Court of Chancery of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Restated Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 5. The first meeting of each newly elected board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders for the purpose of organization of the board, the election of officers, and the transaction of such other business as may properly come before the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place above fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver, signed by all of the directors.

      Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Absent action by the board of directors, a regular meeting of the board of directors shall be held on the third Tuesday in November at 3:00 p.m.


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      Section 7. Special  meetings of the board may be called by the chairman of the board or the president on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board, the president or secretary in like manner and on like notice on the written request of two directors.

      Section 8. At all meetings of the board not less than one-half of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Unless otherwise restricted by the Certificate of incorporation or these Restated Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed, with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

      Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

      Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director as determined by the board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed compensation as determined by the board for attending committee meetings.


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                                   ARTICLE IV

                                     NOTICES

      Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Restated Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice is required to be given Under the provisions of the statutes or of the certificate of incorporation or of these Restated Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose such additional vice presidents, as in the opinion of the board the business of the corporation requires, and one or more assistant secretaries and assistant treasurers. The chairman of the board and the president need not be stockholders, but shall be directors of the corporation. The vice president, secretary, treasurer, and such other officers as may be elected or appointed need not be stockholders or directors of the corporation. Any number of offices may be held by the same person, unless the certificate of incorporation or these Restated Bylaws otherwise provide.

      Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a president, a secretary, a treasurer and, at its option, one or more vice presidents.

      Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                            THE CHAIRMAN OF THE BOARD

      Section 6. The chairman of the board shall preside at all meetings of the board of directors and the stockholders and shall perform such other duties as may be prescribed from time to time by the board of directors.

                                  THE PRESIDENT

      Section 7. The president shall be the chief executive officer of the corporation and shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In the absence of the chairman, or in the event of his inability or refusal to act, he shall perform the duties of chairman. The president shall perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or these Restated Bylaws.


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                               THE VICE PRESIDENTS

      Section 8. In the absence of the chairman and the president, or in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of election) shall perform the duties of chairman and president, and when so acting, shall have all the powers of and be subject to all the restrictions upon such officer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervise on he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing of his signature.

      Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section  12.  He shall  disburse  the funds of the  corporation  as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer of the financial condition of the corporation.

      Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                                   ARTICLE VI

                              CERTIFICATE OF STOCK

      Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. The corporation shall not issue fractions of shares of its stock.

      Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

      Section  3. The  board  of  directors  may  direct  a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The officers of the corporation may require that any such person furnish an indemnity bond in an amount not more than twice the value of the stock on the date of said bond indemnifying the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Provided, however, the board of directors may, by appropriate resolution, waive any requirement for the furnishing of said indemnity bond.

                               TRANSFERS OF STOCK

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

      Section 5. In order that the corporation may determine the stockholder entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect' of any change, conversion or exchange of stock or for the purpose of any other lawful action, the record date for all of said dividends, payments and actions shall be the close of business thirty days in advance of the date fixed for any directors or stockholders meeting at which any dividend, payments, meeting or other action may be decided; provided, however, the board of directors may establish any other record date by appropriate resolution. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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                             REGISTERED STOCKHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

      Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of. the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for divide such sum or sums as the directors from time to time, in their a solute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

      Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

      Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

      Section 5. The fiscal year of the corporation shall begin January 1 and end December 31.

                                      SEAL

      Section 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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                                  ARTICLE VIII

                                   AMENDMENTS

      Section 1. These Restated Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

      Adopted by the Board of Directors by unanimous consent as of the 16th day of November, 2004.


                                           /s/ Mason McLain
                                           ------------------------------------
                                           Mason McLain
                                           President


                                           /s/ James L. Tyler
                                           ------------------------------------
                                           James L. Tyler
                                           Secretary


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